EXHIBIT 10.5

BILL OF SALE

THIS BILL OF SALE (this “Instrument”) is made as of May 13, 2009, by THE CORNWALL GROUP, INC., a Florida corporation, FORESTVILLE CORPORATION, a Florida corporation, VANGUARD SECURITY, INC., a Florida corporation, VANGUARD SECURITY OF BROWARD COUNTY, INC., a Florida corporation, ON GUARD SECURITY AND INVESTIGATIONS, INC., a Florida corporation, and ARMOR SECURITY, INC., a Florida corporation (each, a “Seller” and, collectively, “Sellers”), in favor of U.S. SECURITY ASSOCIATES, INC., a Delaware corporation (“Buyer”).

W I T N E S S E T H :

Sellers and Buyer are parties to that certain Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”), pursuant to which Sellers have agreed to sell to Buyer certain of Sellers’ assets. All capitalized terms used herein and in Attachment A shall have the meanings assigned to them in the Asset Purchase Agreement, unless they are specifically otherwise defined herein.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Sellers, Sellers hereby agree with and in favor of Buyer, as follows:

1. Bill of Sale and Assignment of Purchased Assets. Sellers do hereby absolutely, unconditionally and irrevocably sell, assign, transfer and convey to Buyer forever all of their right, title and interest, legal and equitable, of Sellers in and to all of the assets and properties of Sellers listed on Attachment A to this Instrument (the “Purchased Assets”); TO HAVE AND TO HOLD all and singular the Purchased Assets for Buyer’s own use forever. Notwithstanding anything to the contrary in this Instrument, Sellers do not sell, assign, transfer or convey to Buyer any of the Retained Assets.

2. No Representations and Warranties or Indemnification Obligations in this Instrument. No representations and warranties, or indemnification agreements with respect to them, are made in this Instrument, but rather are expressly disclaimed, it being understood and agreed that all of the rights of Buyer vis-a-vis Sellers with respect to the Purchased Assets are governed by the Asset Purchase Agreement.

3. Miscellaneous. This Instrument shall be binding upon Sellers and its successors and assigns and shall inure to the benefit of Buyer and its successors and assigns. This Instrument and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Georgia. As used herein, when appropriate in the context and under the circumstances, the singular shall include the plural, and the plural shall include the singular.

[signatures appear on following pages]

IN WITNESS WHEREOF, the undersigned has, by its duly authorized representative, executed this instrument as of the day and year first above written.

SELLERS:

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

FORESTVILLE CORPORATION

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

VANGUARD SECURITY, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

VANGUARD SECURITY OF BROWARD COUNTY, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

ON GUARD SECURITY AND INVESTIGATIONS, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

ARMOR SECURITY, INC.

By:	/s/ Nicolas Chater
Name: Nicolas Chater
Title: Vice President

ATTACHMENT A

“Purchased Assets” shall mean and include all of Sellers’ assets, properties and rights of every kind and description, tangible and intangible, real, personal or mixed, accrued and contingent, which are used in the Business and are in existence on the date hereof, wheresoever located and whether or not carried or reflected on the books and records of Sellers, excluding the Retained Assets. Without limiting the generality of the foregoing, “Purchased Assets” shall, in any event, include all of the following items owned by or leased or licensed to a Seller:

(i) tangible personal property, including all fixtures, furniture, detex clocks, motor vehicles, radios and communications equipment, uniforms, firearms, computers, office and field equipment, parts, raw materials and supplies;

(ii) Intellectual Property;

(iii) all “general intangibles” (as defined in the Uniform Commercial Code); and all choses-in-action and causes of action;

(iv) to the extent transferable, the rights and benefits of Seller to any state tax accounts reflecting employer experience and wage taxes paid to the Closing Date (for the avoidance of doubt, not including any deposits or refunds or other claims);

(v) goodwill;

(vi) all telephone and fax numbers;

(vii) the names “The Cornwall Group”, “Forestville Corporation”, “Vanguard Security of Broward County”, “Vanguard Security”, “On Guard Security and Investigations”, “Armor Security”, and “Cornwall Holdings”;

(viii) all books and records of each Seller relating to the Business, to persons employed in respect thereto, to the Purchased Assets and to the Assumed Liabilities, including all purchase orders, invoices, items of payment, tax receipts, correspondence, internal memoranda, forecasts, price lists, sales records, personnel records, Customer lists, financial records and other written or printed materials relating thereto;

(ix) all rights of a Seller other than with respect to any Trade Accounts Receivable arising under or pursuant to any: (a) Customer Contracts, (b) leases, (c) restrictive covenants obtained from any employees or former employees, (d) maintenance, supply or servicing Contracts under which a Seller is entitled to any services, goods or warranties and (e) purchase orders issued by a Seller for the purchase of goods or services;

(x) to the extent assignable, Licenses of or relating to the Business or any Persons employed therein; and

(xi) all deposits, prepaid sums, fees and expenses (including rental fees, utility charges and service charges), trust funds, retainages, escrows, monies and assets held by Third Parties, and deferred charges.

Each capitalized term used in this Attachment has the same meaning as set forth in the Asset Purchase Agreement.